EXHIBIT 99.1

PUMA GLOBAL TRUST NO. 3 AGGREGATE TOTALS FOR THE PERIOD FROM
APRIL 1, 2003 TO SEPTEMBER 30, 2003

NOTE INFORMATION

	Class A Notes		Class B Notes		Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue (January 24, 2003)	US$	1,000,000,000	US$	54,000,000	US$	1,054,000,000
Amount applied towards payment of principal on each class of Note during the period from January 24, 2003 to August 7, 2003	US$	0	US$	0	US$	0
Principal Balance of each class of Note at August 7, 2003	US$	1,000,000,000	US$	54,000,000	US$	1,054,000,000
Note Factor at January 24, 2003		1.000000000		1.000000000
Note Factor at August 7, 2003		1.000000000		1.000000000
Amount to be applied towards payment of interest on each class of Note during the period from January 24, 2003 to August 7, 2003	US$	8,477,778	US$	1,598,430	US$	10,076,208

A$ REDRAW NOTES, A$ SUBORDINATED NOTES

As at September 30, 2003 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Principal at the opening of business on January 24, 2003	A$	250,000
Redraw Facility advances made during the period from January 24, 2003 to August 7, 2003	A$	0
Redraw Facility Principal repaid during the period from January 24, 2003 to August 7, 2003	A$	0
Redraw Facility Principal at the close of business on August 7, 2003	A$	250,000
Interest paid on Redraw Facility Principal during the period from January 24, 2003 to August 7, 2003	A$	6,506

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the opening of business on January 24, 2003	A$	8,965,652
Amounts allocated to Principal Cash Balance during the period from January 24, 2003 to August 7, 2003	A$	0
Amount of Principal Cash Balance allocated to collections during the period from January 24, 2003 to August 7, 2003	A$	0
Principal Cash Balance at August 7, 2003	A$	8,965,652

INCOME RESERVE IN AUD

Income Reserve at the opening of business on January 24, 2003	A$	0
Amounts allocated to Income Reserve during the period from January 24, 2003 to August 7, 2003	A$	0
Amount of Income Reserve allocated to collections during the period from January 24, 2003 to August 7, 2003	A$	0
Income Reserve at August 7, 2003	A$	0

COLLECTION INFORMATION IN AUD

Collections (1) received by the Trustee during the period from January 24, 2003 to August 7, 2003	A$	70,684,864
Less : Principal Cash Balance at August 7, 2003	A$	8,965,652
Less : Income Reserve at August 7, 2003	A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from January 24, 2003 to August 7, 2003	A$	61,719,212
Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from January 24, 2003 to August 7, 2003	A$	0
Less : Collections to be applied towards payment of Expenses of the Trust during the period from January 24, 2003 to August 7, 2003	A$	61,719,212

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from January 24, 2003 to August 7, 2003	A$	0

Principal Collections (net of redraws) received by the Trustee during the period from January 24, 2003 to August 7, 2003	A$	229,866,707
Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from January 24, 2003 to August 7, 2003	A$	229,866,707
Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from January 24, 2003 to August 7, 2003	A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from January 24, 2003 to August 7, 2003	A$	0

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from January 24, 2003 to August 7, 2003	US$	0

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws

MORTGAGE INSURANCE CLAIMS INFORMATION

Details provided are in respect of the period since the Closing Date to September 30, 2003

Amount of mortgage insurance claims made:	A$0
Amount of mortgage insurance claims paid:	A$0
Amount of mortgage insurance claims pending:	A$0
Amount of mortgage insurance claims denied:	A$0